PRICING SUPPLEMENT NO. 3                                          Rule 424(b)(3)
DATED:  August 31, 1999                                       File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus  Supplement  dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $125,000,000   Floating Rate Notes [x]  Book Entry Notes [ ]

Original Issue Date: 9/2/99      Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:9/1/2000           CUSIP#: 073928KT9

Option to Extend Maturity:       No   [x]
                                 Yes  [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
    Redeemable On         Price(s)             Date(s)            Price(s)
    -------------         --------             -------            --------

         N/A                 N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate                  Minimum Interest Rate:  N/A

[ ]  Federal Funds Rate                     Interest Reset Date(s):  *

[ ]  Treasury Rate                          Interest Reset Period:  *

[ ]  LIBOR Reuters                          Interest Payment Date(s):  **

[ ]  LIBOR Telerate

[x]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  ***                 Interest Payment Period: Quarterly

Index Maturity:  Three Months

Spread (plus or minus): -2.62%

*    Daily on each business day

**   12/2/99, 3/2/2000, 6/2/2000 and 9/1/2000

***  The PRIME rate on September 1, 1999 minus 262 basis points

The  distribution  of Notes will conform to the  requirements  set forth in Rule

2720 of the NASD Conduct Rules.